Exhibit 10.4

Mortgage Loan No. 214131

ENVIRONMENTAL INDEMNIFICATION AGREEMENT

THIS ENVIRONMENTAL INDEMNIFICATION AGREEMENT (this "Agreement") is made as of November 19, 2021 by RPT THE GLENN, LLC, a Delaware limited liability company ("Indemnitor") to and for the benefit of MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation ("Lender") and for the benefit of the Lender Parties (as defined below) and, to the extent applicable under Article 13 of the Loan Agreement, for the benefit of Administrative Agent.

R E C I T A L S:

A.Indemnitor and Lender entered into that certain Loan Agreement of even date herewith (as the same may be amended or modified from time to time, the "Loan Agreement"), which Loan Agreement governs a loan in the stated principal amount of Sixty-Six Million and 00/100 Dollars ($66,000,000.00) made by Lender to Indemnitor (the "Loan"), which Loan is evidenced by that certain Promissory Note of even date herewith (as the same may be amended or modified from time to time, the "Note").

B.The Loan is secured in part by Indemnitor's interest in and to that certain real property located in the City of Centennial, County of Arapahoe and State of Colorado and described in Exhibit A attached hereto, including all improvements and personal property at any time existing on or in such real property, all as more completely described in the Mortgage (defined below) (collectively, the "Premises"), as evidenced by (i) that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (as the same may be amended or modified from time to time, the "Mortgage") with respect to the Premises, and (ii) that certain Assignment of Leases and Rents (as the same may be amended or modified from time to time, the "Assignment") with respect to the Premises. As used herein, the Loan Agreement, the Note, the Mortgage, the Assignment, and all other instruments evidencing, securing or pertaining to the Loan, now or from time to time hereafter executed and delivered to Lender in connection with the Loan, are referred to collectively herein as the "Loan Documents". Unless otherwise defined herein, all initially capitalized terms shall have the respective meanings ascribed to such terms in the Loan Agreement.

C.Lender has required, as a condition to making the Loan, that Indemnitor indemnify and hold Lender harmless against and from, and be responsible for paying, certain obligations for which Lender Parties may incur liability, as herein below set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor, intending to be legally bound, hereby agrees as follows:
1.Recitals. The foregoing recitals are incorporated into this Agreement by this reference.
2.Defined Terms. As used in this Agreement, the terms set forth below have the following meanings:
"Advances" has the meaning assigned to such term in the Loan Agreement.

"Environmental Law" means any present or future federal, state or local law, statute, regulation, rule, decree or ordinance, and any judicial or administrative order or judgment thereunder, pertaining to the environmental or ecological conditions from, on, in, under or about the Premises, or regulating or imposing liability or standards of conduct concerning the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of any hazardous, toxic, or dangerous waste, substance, element, compound, mixture or material, as now or at any time hereafter in effect, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act 1980, 42 U.S.C. §§ 9601 et seq.; the Superfund Amendments and Reauthorization Act, 42 U.S.C. §§9601 et seq.; the Federal Oil Pollution Act of 1990; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Water Pollution Control Act (also known as the Clean Water Act), 33 U.S.C. §§ 1251 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 5101 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001, et seq.; the Atomic Energy Act, 42 U.S.C. § 2011 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. §300f et seq.; the National Environmental Policy Act, as amended, 42 U.S.C. §4321 et seq.; the Solid Waste Disposal Act, as amended, 42 U.S.C. §6901 et seq.; and the River and Harbors Act of 1899, 33 U.S.C. §§401 et seq.
"Environmental Litigation" has the meaning assigned to such term in Section 3(b) of this Agreement.
"Environmental Report" means the following environmental site assessment report or reports relating to the Premises: Phase I Environmental Site Assessment Report for the Mortgaged Property dated October 25, 2021 prepared by Atlas Technical Consultants.
"Environmental Violation" has the meaning assigned to such term in Section 5(d)(iii) of this Agreement.
"Equipment" has the meaning assigned to such term in the Mortgage.
"Hazardous Substance" means any toxic, explosive, radioactive, infectious or carcinogenic material, waste or substance included within the definitions of "hazardous substances", "hazardous materials", "toxic substances" or "solid waste", or which is regulated under any Environmental Law, including, without limitation, and whether or not included under any Environmental Law, anything containing asbestos, toxic mold or fungi, hydrocarbons, polychlorinated biphenyls, oil, or petroleum products.
"Indemnitor Environmental Report" has the meaning assigned to such term in Section 7(b) of this Agreement.
"Indemnitor's Knowledge" means the actual knowledge of Kristin Strange and/or Sarah Ren, without any duty of inquiry or investigation and without any personal liability to Kristin Strange and/or Sarah Ren.
"Independent Defense Events" has the meaning assigned to such term in Section 3(b) of this Agreement.

"Lender Environmental Report" has the meaning assigned to such term in Section 7(a) of this Agreement.
"Lender Parties" has the meaning assigned to such term in the Loan Agreement.
"Permitted Substance" means Hazardous Substances of the types and in quantities customarily used in the ordinary course of business in properties similar to the Premises consisting of (a) office, cleaning and building maintenance supplies used in reasonable quantities and in the ordinary course of Indemnitor's operation of the Premises and (b) gasoline or diesel fuel in the tanks of automobiles located on the Premises; but only so long as, in the case of both (a) and (b), they are always stored, maintained, used and disposed of in compliance with all applicable Environmental Laws.
"Preferential Payment" has the meaning assigned to such term in Section 24 of this Agreement.

"Release" means the actual, threatened or suspected presence, handling, use, generation, manufacture, installation, release, deposit, discharge, emission, vapor intrusion, leakage, spillage, seepage, migration, injection, pumping, pouring, emptying, escaping, dumping, disposal or transportation of a Hazardous Substance at any time, no matter how or by whom caused, whether intentional or unintentional, foreseeable or unforeseeable.
"Remediation" means and includes any response, remedial, removal or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance from, on, in, or under the Premises or Equipment, any actions to prevent, cure or mitigate any Release of a Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or underground storage tank.
"Subrogation Waiver" has the meaning assigned to such term in Section 24(a) of this Agreement.

3.Indemnity.
(a)Indemnitor shall indemnify, defend and hold Lender and the Lender Parties harmless from and against, and shall be responsible for paying, any and all claims, demands, liabilities, losses, damages, judgments, fines, penalties, costs and expenses (including reasonable out-of-pocket consultants' fees, attorneys' fees, costs and expenses, and all costs of collection and enforcement) directly or indirectly arising out of or attributable to: (i) a breach of any warranty or representation contained in this Agreement or in any other Loan Document relating to an Environmental Violation or a Hazardous Substance; (ii) an action against Indemnitor to enforce any of the provisions of this Agreement; (iii) any Release of a Hazardous Substance from, on, in, under or about the Premises or any portion thereof, including all costs of any reasonably required or necessary Remediation, including for the preparation and implementation of any plans for

Remediation, closure or other required plans; and (iv) all direct and consequential damages arising from or relating to the items described in the preceding clauses (i) through (iii) but excluding unforeseeable consequential, punitive, exemplary, special or treble damages unless such unforeseeable consequential, punitive, exemplary, special or treble damages are incurred by Lender by claims brought by third parties. The indemnity provided in this Section 3 shall survive and be unaffected by any modification, amendment, extension, repayment, foreclosure, or deed in lieu of foreclosure of the Loan, as well as any transfer of any direct or indirect interest in Indemnitor or in the Premises, or the release or extinguishment of the lien of the Mortgage.
(b)Upon written request of any of the Lender Parties and at their sole option, Indemnitor shall immediately undertake the defense of the Lender Parties, at Indemnitor's sole cost and expense, with counsel reasonably approved by Lender, in connection with any action or proceeding relating to any obligation set forth in this Agreement for which Indemnitor has an obligation to protect, indemnify, defend, and hold harmless the Lender Parties (collectively, "Environmental Litigation"). In the event Indemnitor refuses to undertake the defense of the Lender Parties after receiving such request, or fails to diligently and continuously conduct such defense after receiving such request, or if Indemnitor is not a party to the Environmental Litigation, or is a party to the Environmental Litigation and, in Lender's reasonable opinion, there is a potential conflict of interest in the sharing of counsel by Indemnitor and the Lender Parties (collectively, the "Independent Defense Events"), then the Lender Parties may undertake their own defense without reducing, limiting or waiving Indemnitor's obligations to protect, indemnify and hold harmless the Lender Parties as provided in this Agreement. The actual out-of-pocket costs incurred by the Lender Parties in undertaking their own defense due to any Independent Defense Event, including but not limited to reasonable out-of-pocket attorneys' fees, costs and expenses, shall constitute a portion of the indemnification obligations of Indemnitor under this Agreement. In the absence of an Independent Defense Event, the Lender Parties may elect to engage additional or different counsel at any time without reducing Indemnitor's obligations to protect, indemnify and hold harmless the Lender Parties as provided in this Agreement, except that the reasonable out-of-pocket attorneys' fees incurred by the Lender Parties in engaging such additional or different counsel shall not constitute an indemnification duty of the Indemnitor under this Agreement.
(c)Notwithstanding the foregoing terms of this Section 3, Indemnitor shall have no liability under this Section 3 for any violation of any Environmental Laws or any disposal of any Hazardous Substances based on any action first occurring, or condition first existing, after (i) any foreclosure or Lender's acceptance of a deed in lieu of foreclosure of the Mortgage, unless caused by or arising from the acts or omissions of Indemnitor, any Upstream Owner or any of their respective Affiliates or agents or (ii) any Conveyance of the Mortgaged Property in accordance with Section 8.3 of the Loan Agreement. In the event that Indemnitor disclaims liability under this Agreement based upon the provisions of this Section 3, Indemnitor shall be responsible, at its sole cost and expense, to prove such assertion.
(d)The obligations of Indemnitor under this Section 3 shall terminate (other than with respect to any outstanding unfulfilled obligations or claims that have been made) on a date which is twelve (12) months after the date when each of the following conditions have been fully-satisfied: (i) the Loan is timely repaid in full in the ordinary course of business with Indemnitor having satisfied all of their payment and performance obligations under the Loan Documents; (ii) there has not occurred any foreclosure, deed in lieu of foreclosure or similar transfer of title to the Premises or any bankruptcy of any Indemnitor; (iii) there is no known or reasonably suspected contamination of the Premises due to any Hazardous Substances; and (iv) there are no outstanding claims, suits or demands existing or threatened in writing with respect to any Hazardous Substances or under any Environmental Laws relating to the Premises or pursuant to this Agreement. In all other events, Indemnitor's obligations under this Section 3 shall survive (A) full repayment of the entire Loan including, without limitation, release of the Lien evidencing or securing the Loan, (B) the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to the Premises to any party, and (C) any assignment by Lender of any interest in the Loan hereunder in accordance with the terms of this Agreement to the fullest extent and for the maximum time period permitted under applicable law.
4.Intentionally Deleted.
5.Warranties and Representations of Indemnitor; Covenants of Indemnitor.
(a)Indemnitor represents and warrants to Lender regarding the Premises and Equipment as follows as of the date hereof:
(i)Except as described in the Environmental Report, Indemnitor has not Released from, on, in, under or about the Premises any Hazardous Substance or allowed any other Person to do so, except for Permitted Substances;
(ii)To Indemnitor's Knowledge and except as described in the Environmental Report and except for Permitted Substances, there are no past, present or threatened Releases of any Hazardous Substances from, on, in or under the Premises (including without limitation relating to any underground storage tanks on, in, under or about the Premises), except those that are both: (A) in compliance with all Environmental Laws and with permits issued pursuant thereto; and (B) fully disclosed to Lender in writing in the Environmental Report;
(iii)To Indemnitor's Knowledge and except as described in the Environmental Report, there is no past or present actual or alleged non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Premises or the Equipment, except as described in the Environmental Report;
(iv)To Indemnitor's Knowledge and except as described in the Environmental Report, Indemnitor has no actual knowledge of, and has not received, any written notice or other communication from any Person (including a governmental entity) relating to a Release of Hazardous Substances or Remediation thereof with respect to the Premises, or possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Premises or Equipment, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and
(v)To Indemnitor's Knowledge, Indemnitor has truthfully and fully provided to Lender, in writing, any and all material information relating to environmental conditions on, in, under or about the Premises that is known by Indemnitor to the best of its knowledge and that is contained in Indemnitor's files and records, including any reports relating to Hazardous Substances from, on, in, under or about the Premises and/or to the environmental condition of the Premises.
(b)Indemnitor shall not Release any Hazardous Substance from, on, in, or under the Premises, or allow any other Person to do so, except for Permitted Substances. Additionally, except with the prior consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned, no portion of the Premises shall be leased, used or occupied for dry cleaning operations or the storage of any chemicals used in the dry cleaning process.
(c)Indemnitor shall keep and maintain the Premises in compliance with, and shall not cause or permit the Premises to be in violation of, applicable Environmental Laws.
(d)Indemnitor shall promptly provide written notice to Lender of:
(i)any proceeding, investigation or inquiry commenced by any governmental authority with respect to the Release of any Hazardous Substance from, on, in, under or about the Premises or the migration of any Hazardous Substance from the Premises to adjoining property or to the Premises from adjoining property;
(ii)all claims made or threatened in writing by any Person against any Indemnitor, any other party occupying the Premises or any portion thereof, or the Premises, relating to any loss or injury allegedly resulting from a Release of a Hazardous Substance from, on, in, under or about the Premises or migrating therefrom; and
(iii)the discovery of any occurrence or condition on the Premises or on any real property adjoining or in the vicinity of the Premises, of which Indemnitor becomes aware, which could reasonably be anticipated to cause the Premises or any portion thereof to be in violation of any Environmental Law or subject to any restriction on ownership, occupancy, transferability or use under any Environmental Law (each, an "Environmental Violation").
(e)Lender may join and participate in, as a party if it so determines, any legal or administrative proceeding or action concerning the Premises or Equipment under any Environmental Law. Indemnitor shall pay or reimburse Lender on demand for all Advances and actual, out-of-pocket expenses (including reasonable out-of-pocket attorneys' fees, costs and expenses) relating to or incurred by Lender in connection with any such action or proceeding.

6.Environmental Matters; Remediation.
(a)If any investigation, site monitoring, containment, cleanup, removal, restoration or other Remediation of any kind or nature is required or reasonably necessary under any applicable Environmental Law because of or in connection with the current or future Release of a Hazardous Substance into the air, soil, ground water, surface water; or soil vapor from, on, in, under or about the Premises or any portion thereof, Indemnitor shall promptly commence and diligently prosecute to completion all such Remediation. In all events, such Remediation shall be commenced within forty-five (45) days after any written demand therefor by Lender, or such shorter period as may be required under any applicable Environmental Law;
(b)All Remediation shall be performed by qualified, licensed, insured and reputable contractors, and under the supervision of a consulting engineer, each reasonably approved in advance by Lender. All actual, out-of-pocket costs and expenses of such Remediation and Lender's monitoring or review of such Remediation (including all reasonable out-of-pocket attorneys' fees, costs and expenses) shall be paid by Indemnitor. If Indemnitor does not timely commence and diligently prosecute to completion the Remediation, Lender may (but shall not be obligated to) cause such Remediation to be performed. Indemnitor agrees to bear and shall pay or reimburse Lender on demand for all Advances and actual, out-of-pocket expenses (including reasonable out-of-pocket attorneys' fees, costs and expenses) relating to or incurred by Lender in connection with monitoring, reviewing or performing any Remediation; and
(c)Except with Lender's prior consent, which consent shall not be unreasonably withheld, delayed or conditioned, Indemnitor shall not commence any Remediation or enter into any settlement agreement, consent decree or other compromise relating to any Hazardous Substances or Environmental Laws which might, in Lender's sole judgment, impair the value of Lender's security hereunder for the Loan. Lender's prior consent to Remediation shall not be required, however, if the Release of Hazardous Substances from, on, in, under or about the Premises poses an immediate threat to the health, safety or welfare of any Person, or is of such a nature that an immediate remedial response is necessary, and it is not possible to obtain Lender's prior consent. In such event Indemnitor shall notify Lender as soon as practicable of any action taken.

7.Environmental Matters; Inspection.
(a)Lender and its agents shall have the right (not to be exercised unless an Event of Default then exists, unless required in connection with a Transfer, Participation or Securitization, or unless Lender reasonably believes that a Release in violation of Environmental Laws has occurred, that there exists any other Environmental Violation, or that any Hazardous Substance is migrating from the Premises from adjoining property or to the Premises from adjoining property, in each case in violation of Environmental Laws) (at Indemnitor's expense as provided in clause (c) below; otherwise at Lender's expense) to enter upon and inspect all or any portion of the Premises, and to conduct customary environmental tests, assessments, audits and soil borings; provided that, Lender shall not conduct any Phase II environmental testing unless the results of any Phase I environmental testing recommends such additional testing. Except in an emergency, such entry shall be at reasonable times, during business hours, with reasonable advance notice, and subject to the rights of tenants of the Premises and the right of Indemnitor to have a representative present. Lender may select a consulting engineer to conduct and prepare reports of such inspections, tests, assessments, audits and soil borings (a "Lender Environmental Report"). The inspection rights granted to Lender in this Section 7 shall be in addition to, and not in limitation of, any other inspection rights granted to Lender in this Agreement or the other Loan Documents.
(b)Promptly upon the written request of Lender from time to time (such request not to be made unless an Event of Default then exists, unless required in connection with a Transfer, Participation or Securitization, or unless Lender reasonably believes that a Release in violation of Environmental Laws has occurred, that there exists any other Environmental Violation, or that any Hazardous Substance is migrating from the Premises from adjoining property or to the Premises from adjoining property, in each case in violation of Environmental Laws), Indemnitor shall provide Lender (at Indemnitor's expense as provided in clause (c) below; otherwise at Lender's expense) with an environmental site assessment or environmental audit report prepared by an environmental engineering firm reasonably acceptable to Lender (an "Indemnitor Environmental Report"), to assess with a reasonable degree of certainty whether or not any Release exists or has occurred, along with a reasonably detailed description of the potential scope of remediation and of the potential costs that may be incurred in connection with abatement, cleanup or removal of any Hazardous Substance found on, in, under, at, or within the Premises.
(c)Indemnitor shall pay or reimburse Lender on demand for all Advances and actual out-of-pocket expenses (including reasonable attorneys' fees, costs and expenses) relating to or incurred by Lender in connection with any Lender Environmental Report and any Indemnitor Environmental Report required or permitted under this Agreement in the following situations:
(i)if Lender has reasonable grounds to believe, at the time any Lender Environmental Report is ordered or any Indemnitor Environmental Report is requested, that there exists any Environmental Violation, or there is a Release of a Hazardous Substance from, on, in, under or about the Premises, or any Hazardous

Substance is migrating from the Premises to adjoining property or to the Premises from adjoining property, except under conditions permitted by applicable Environmental Laws and not prohibited by any Loan Document;
(ii)if any such inspection reveals a violation of any Environmental Law or that a Hazardous Substance is present on, in, under or about the Premises or is migrating from the Premises to adjoining property or to the Premises from adjoining property, except under conditions permitted by applicable Environmental Laws and not prohibited by any Loan Document;
(iii)if Lender has reasonable grounds to believe that there is an adverse change in the status of any Release of a Hazardous Substance from, on, in, under or about the Premises;
(iv)if Lender has reasonable grounds to believe that an adverse change in the compliance of the Premises with any Environmental Law has occurred; or
(v)if an Event of Default exists at the time such Lender Environmental Report is ordered or at the time the request is made for an Indemnitor Environmental Report.
8.Attorneys' Fees. In addition to all other amounts payable by Indemnitor hereunder, Indemnitor hereby agrees to pay to Lender upon demand any and all reasonable Costs incurred by Lender in connection with the collection or enforcement of this Agreement, including probate, appellate and bankruptcy proceedings, any post-judgment proceedings to collect or enforce any judgment or order relating to this Agreement, and all such Costs shall be included as additional Indebtedness bearing interest at the Default Rate set forth in the Loan Agreement until paid. In any action to enforce Lender's rights and remedies hereunder, there shall be allowed and included as additional Indebtedness all Costs which may be paid or incurred by or on behalf of Lender. For the purposes hereof "Costs" means all actual, out-of-pocket expenditures and expenses which may be paid or incurred by or on behalf of Lender including repair costs, payments to remove or protect against liens, attorneys' fees (including fees of Lender's inside counsel), receivers' fees, independent consultants' fees (including environmental consultants), all costs and expenses incurred in connection with any of the foregoing. Further, all "Costs" shall include such other actual, out-of-pocket costs, expenses and fees as may be incurred by Lender in the protection of the Mortgaged Property in connection with this Agreement, including, attorneys' fees, expenses and costs in any litigation or proceeding affecting this Agreement, including probate, appellate, and bankruptcy proceedings, and any post-judgment proceedings to collect or enforce any judgment or order relating to this Agreement, to obtain any court order or the appointment of a receiver to enforce Lender's rights or in preparation for the commencement or defense of any action or proceeding, shall be immediately due and payable to Lender, with interest thereon at the Default Rate, and shall be secured by the Mortgage. This provision is separate and several, and shall survive the merger of this provision into any judgment.
9.Joint and Several Liability. If more than one party is executing this Agreement as an Indemnitor, then each party that executes this Agreement shall be jointly and severally responsible for any and all obligations of any Indemnitor hereunder.

10.Interest. In the event that Lender or Administrative Agent incurs any obligations, costs or expenses under this Agreement, Indemnitor shall pay Lender such costs promptly after Indemnitor's receipt of written notice from Lender. If such payment is not received within five (5) Business Days after Indemnitor's receipt of written notice from Lender therefor, interest on such amount shall, after the expiration of such five (5) Business Day period, accrue at the Default Rate until such amount, plus interest, is paid in full.
11.Consent to Jurisdiction and Venue. Indemnitor hereby submits to personal jurisdiction in the state in which the Premises are located for the enforcement of the provisions of this Agreement and irrevocably waives any and all rights to object to such jurisdiction for the purposes of litigation to enforce any provision of this Agreement. Indemnitor hereby consents to the jurisdiction of and agrees that any action, suit or proceeding to enforce this Agreement may be brought in any state or federal court in the state in which the Premises are located. Indemnitor hereby irrevocably waives any objection that it may have to the laying of the venue of any such actions, suit, or proceeding in any such court and hereby further irrevocably waives any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.
12.Agent for Service of Process. Indemnitor hereby designates and appoints CT Corporation System, having an address of 7700 E Arapahoe Rd. Ste 220, Centennial, CO 80112-1268, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court and agrees that service of process upon said agent at said address and written notice of said service mailed or delivered to Indemnitor in the manner provided herein shall be deemed in every respect effective service of process upon Indemnitor, in any such suit, action or proceeding in connection with this Agreement. Indemnitor (a) shall give prompt notice to Lender of any change of address of its authorized agent hereunder, (b) may at any time and from time to time designate a substitute authorized agent with an office in the state where the Premises are located (which substitute agent and office shall be designated as the person and address for service of process), and (c) shall promptly designate such a substitute if its authorized agent ceases to have an office in the state where the Premises are located or is dissolved without leaving a successor.
13.Notice. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by: (a) certified or registered United States mail, postage prepaid, return receipt requested; or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed in either case as follows:

If to Lender, at the following address:
Massachusetts Mutual Life Insurance Company
c/o Barings
One Financial Plaza
Hartford, Connecticut 06103
Attention:    Real Estate Loan Servicing
Loan No. 214131

With a copy to:
Massachusetts Mutual Life Insurance Company
c/o Barings
One Financial Plaza
Hartford, Connecticut 06103
Attention:    Legal Department
Loan No. 214131
And:
NewPoint Real Estate Capital LLC
5800 Tennyson Parkway, Suite 200
Plano, Texas 75024
Attention:    Loan Administration
Loan No. 214131
If to Indemnitor, at the following address:
RPT The Glenn, LLC
c/o RREEF America LLC
222 S. Riverside Plaza, Floor 34
Chicago, Illinois 60606
Attention:    Anne-Marie Vandenberg
With a copy to:
Mayer Brown LLP
71 S. Wacker Drive
Chicago, Illinois 60606
Attention:    Brian Davis/Ahmad S. Nofal, Esq.

or to such other address and person as shall be designated from time to time by Lender or Indemnitor, as the case may be, in a written notice to the other parties in the manner provided for in this Section 13. A notice shall be deemed to have been given: (x) in the case of hand delivery, at the time of actual delivery; (y) in the case of registered or certified mail, three (3) Business Days after deposit in the United States mail; and (z) in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day. A party receiving a notice that does not comply with the technical requirements for notice under this Section 13 may elect to waive any deficiencies and treat the notice as having been properly given.
14.Waivers.
(a)TO THE EXTENT PERMITTED BY APPLICABLE LAW, INDEMNITOR AND LENDER (BY ITS ACCEPTANCE HEREOF) EACH HEREBY KNOWINGLY AND FREELY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY

INDEMNITOR AND LENDER, AND EACH INDEMNITOR AND LENDER (BY ITS ACCEPTANCE HEREOF) ACKNOWLEDGES THAT THE OTHER PARTY HAS NOT MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. INDEMNITOR FURTHER ACKNOWLEDGES THAT INDEMNITOR HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT BY INDEPENDENT LEGAL COUNSEL SELECTED BY INDEMNITOR AND THAT INDEMNITOR HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
(b)Indemnitor hereby waives to the fullest extent not prohibited by law:
(i)Presentment, demand, protest, notice of protest, notice of dishonor and notice of nonpayment, nonperformance or nonobservance, and notice of acceptance of this instrument, other than any notice required to be given hereunder;
(ii)The right, if any, to the benefit of, or to direct the application of, any security held by Lender, including the Premises; and, until all of the indebtedness evidenced by the Note has been paid in full, all rights of subrogation, any right to enforce any remedy which Lender now has or hereafter may have against Indemnitor, and any right to participate in any security now or hereafter held by Lender;
(iii)The right to require any Lender Parties to proceed against any Borrower or Indemnitor or any other person or party, or to proceed against any security now or hereafter held by Lender, or to pursue any other remedy in Lender's power;
(iv)The benefits, if Indemnitor is entitled to any benefits, of any or all antideficiency statutes or singleaction legislation; and
(i)Any defense arising out of the absence, impairment, or loss of any right of reimbursement or subrogation or other right or remedy of Indemnitor against any security resulting from the exercise of election of any remedies by Lender, including a judicial foreclosure or the exercise of any power of sale, and any defense arising by reason of any disability or other defense of Indemnitor or by reason of the cessation, from any cause, of the liability of Indemnitor.
(c)The failure of Lender to insist upon strict compliance with any of the terms hereof shall not be considered to be a waiver of any such terms, nor shall it prevent Lender from insisting upon strict compliance with this Agreement or any of the other Loan Documents at any time thereafter.
15.Severability. All rights, powers and remedies provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent (but only to the extent) necessary so that they will not render this Agreement invalid or unenforceable. If any term, covenant, condition, or provision of this

Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remaining terms, covenants, conditions and provisions of this Agreement, or the application of such term, covenant, condition or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Agreement shall be modified and/or limited to the extent necessary to render the same valid and enforceable to the fullest extent permitted by law.
16.Inconsistencies Among the Loan Documents. Nothing contained herein is intended to modify in any way the obligations of Indemnitor under the Loan Agreement, the Note, the Mortgage or any other Loan Document. Any inconsistencies, subject to the prior sentence, among the Loan Documents shall be construed, interpreted and resolved so as to benefit Lender, and Lender's election of which interpretation or construction is for Lender's benefit shall govern.
17.Successors and Assigns. This Agreement shall be binding upon Indemnitor's successors and assigns and shall inure to the benefit of Lender, the Lender Parties and their respective successors and assigns, and shall survive payment of the Loan, foreclosure, deed-in-lieu of foreclosure and any other transfer of the Premises or any interest therein.
18.Governing Law. In all respects, including, without limitation, matters of construction and performance of this Agreement and the obligations arising hereunder, this Agreement shall be governed by, and construed in accordance with, the laws of the state in which the Premises is located applicable to contracts and obligations made and performed in such state and any applicable laws of the United States of America. Interpretation and construction of this Agreement shall be according to the contents hereof and without presumption or standard of construction in favor of or against Indemnitor or Lender.
19.Time of the Essence. Time shall be of the essence in the performance of all obligations of Indemnitor under this Agreement and every other Loan Document.
20.Legal Construction.
(a)All terms contained herein shall be construed, whenever the context of this agreement so requires, so that the singular number shall include the plural, and the plural the singular, and the use of any gender shall include all genders.
(b)The terms "include" and "including" as used in this Agreement shall be construed as if followed by the phrase "without limitation".
(c)Any provision of this Agreement permitting the recovery of reasonable out-of-pocket attorneys' fees and costs shall be deemed to include such fees and costs incurred in all appellate proceedings.
21.Unimpaired Liability. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Loan Agreement, the Mortgage or any other Loan Document. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (a) any extensions of time for performance required by the Note, the Loan Agreement, the Mortgage or any of the other Loan Documents, (b) any sale or transfer of all or part of the Premises, (c) any exculpatory provision in the Note, the Loan Agreement, the Mortgage, or any other Loan Document limiting Lender Parties' recourse to the Premises or to any other security for the Loan, or limiting Lender Parties' rights to a deficiency judgment against Indemnitor, (d) the accuracy or inaccuracy of the representations and warranties made by any Indemnitor under this Agreement, the Note, the Loan Agreement, the Mortgage or any other Loan Document, (e) the release of Indemnitor or any other person or party from performance or observance of any of the agreements, covenants, terms or condition contained in any other Loan Document by operation of law, Lender's voluntary act, or otherwise, (f) the release or substitution in whole or in part of any security for the Loan, or (g) Lender's failure to record the Mortgage or file any UCC financing statements (or Lender's improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Loan; and, in any such case, whether with or without notice to Indemnitor and with or without consideration. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any Indemnitor not so released.
22.Availability of Other Remedies. It is understood and agreed by Indemnitor that: any rights and remedies Lender Parties may have under this Agreement, as well as any duties and obligations of Indemnitor under this Agreement, are each in addition to and independent of and shall not in any manner whatsoever supersede, replace, diminish, toll or abrogate, or be superseded, replaced, diminished, tolled or abrogated by any (a) rights and remedies Lender Parties may at any time have under this or any other documents or agreements or insurance policies, or as may be generally available at law or in equity, including, but not limited to, the right to contribution which Lender Parties may have against Indemnitor, or any other person or party, under any applicable Environmental Law, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq. and the Superfund Amendments and Reauthorization Act, 42 U.S.C. § 9601 et seq., each as amended from time to time, or any other applicable federal, state or local laws, rules or regulations, or (b) any duties and obligations of any one or more of Indemnitor under this or any other documents or agreements or insurance policies, or as may be generally imposed by law or in equity.
23.Bankruptcy.
(a)The obligations of Indemnitor hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Indemnitor, any guarantor (which term shall include any other party at any time directly or contingently liable for any of Indemnitor's obligations under the Loan Documents) or any affiliate of Indemnitor or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not Indemnitor shall have had notice or knowledge of any of the foregoing.
(b)Notwithstanding any modification, discharge or extension of the maturity date of the Loan, or any amendment, modification, stay or cure of Lender's rights under the Loan Agreement, the Note, the Mortgage or any other Loan Document which may occur in any bankruptcy or reorganization case or proceeding affecting Indemnitor, whether permanent or temporary, and whether or not assented to by Lender, Indemnitor hereby agrees that Indemnitor shall be obligated hereunder to pay the amounts due hereunder in accordance with the terms of this Agreement as in effect on the date hereof.

(c)Indemnitor agrees that to the extent that Indemnitor makes a payment or payments to Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required, for any of the foregoing reasons or for any other reasons, to be repaid or paid over to a custodian, trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect as if such payment had not been made and Indemnitor shall be primarily liable for this obligation.
24.Subrogation Waiver/Subordination.
(b)Notwithstanding any provision to the contrary contained in the other Loan Documents or this Agreement, Indemnitor hereby unconditionally and irrevocably waives until all obligations under the Loan Documents have been paid and performed in full and all applicable preference periods and fraudulent transfer periods have expired, (i) any and all rights of subrogation (whether arising under contract, 11 U.S.C. §509 or otherwise), to the claims, whether existing now or arising hereafter, Lender may have against Borrower, and (ii) any and all rights of reimbursement, contribution or indemnity, and (iii) and any right to participate in any claim or remedy of Lender Parties against Borrower or any collateral which Lender Parties now have or hereafter acquire, whether or not such claim, remedy or right of Indemnitor arises by contract or in equity or under law, by virtue of any payment made by Indemnitor hereunder, including without limitation, the right to take or receive from Indemnitor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights against Borrower or any future guarantors of any obligations under the Loan Documents) which may have heretofore arisen or may hereafter arise in connection with any guaranty or pledge or grant of any lien or security interest made in connection with any obligations under the Loan Documents. Indemnitor hereby acknowledges that the waiver contained in the preceding sentence (the "Subrogation Waiver") is given as an inducement to Lender to enter into the Loan Documents and, in consideration of Lender's willingness to enter into the Loan Documents. If, notwithstanding the foregoing provisions, any such amount shall be paid to Indemnitor and such amount is paid to such Indemnitor at any time determined to be a Preferential Payment (hereinafter defined) under the terms of any bankruptcy or insolvency laws, rules, regulations, orders or decrees, then such amount paid to Indemnitor shall be held in trust by Indemnitor for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied to the Loan, whether matured or unmatured, in such order as Lender, in its sole and absolute discretion, shall determine. As used herein "Preferential Payment" means any payment of money all or part of which is invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Lender or paid over to a trustee, receiver or any other entity, whether pursuant to bankruptcy or fraudulent transfer act or any other similar act or law. Nothing contained herein is intended or shall be construed to give to Indemnitor any rights of subrogation or right to participate in any way in Lender's rights, title or interest in the Loan Documents, notwithstanding any payments made by Indemnitor under this Agreement, all such rights of subrogation and participation being hereby expressly waived and released.

(c)In the event that Indemnitor shall advance or become obligated to pay any sums with respect to any obligation hereby guaranteed or in the event that for any reason whatsoever Borrower or any subsequent owner of the collateral securing the Loan is now, or shall hereafter become, indebted to Indemnitor, Indemnitor agrees that the amount of such sums and of such indebtedness together with all interest thereon, shall at all times be subordinate as to the lien, time of payment and in all other respects, to all sums, including principal, interest and other amounts, at any time owing to Lender under any of the Loan Documents and that Indemnitor shall not be entitled to enforce or receive payment thereof until all such sums owing to Lender have been paid. Nothing herein contained is intended or shall be construed to give to Indemnitor any right to participate in any way in the right, title or interest of Lender in or to the collateral securing the Loan, notwithstanding any payments made by Indemnitor under this Agreement, all such rights of participation being hereby expressly waived and released.
This Section 24 shall be of no force or effect until there is a separate indemnitor hereunder in addition to Borrower.
25.No Third Party Beneficiary. The terms of this Agreement are for the sole and exclusive protection and use of the Lender Parties. Except as provided herein, no party shall be a third-party beneficiary hereunder, and no provision hereof shall operate or inure to the use and benefit of any third-party.
26.Subrogation. Indemnitor shall take any and all reasonable actions, including institution of legal action against third parties, reasonably necessary or appropriate to obtain reimbursement, payment or compensation from such persons responsible for the presence of any Hazardous Substances at, in, on, under or near the Premises, or for which it might otherwise be obligated by law to bear the cost. Lender Parties shall be and hereby are subrogated to all of Indemnitor's rights now or hereafter in such claims.
27.Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same original agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Indemnitor has executed this Agreement as of the date first above written.
INDEMNITOR:
RPT THE GLENN, LLC, a Delaware limited liability company
By: /s/ Kristin Strange
Name: Kristin Strange
Its: Authorized Signatory
By: /s/ Anne-Marie Vandenberg
Name: Anne-Marie Vandenberg
Its: Authorized Signatory

[Signature Page to Environmental Indemnification Agreement]

EXHIBIT A

PREMISES

Parcel A:
Lot 1, Block 2;
Tract A;
Panorama Office Park II Filing No. 3, recorded June 20, 2016 under Reception No. D6064646, County of Arapahoe, State of Colorado.
Parcel B:
Non-exclusive easements for vehicular and pedestrian ingress and egress, and for use of shared parking spaces, as set forth and granted in Reciprocal Access and Parking Easement Agreement recorded June 20, 2016 at Reception No. D6064648.

Lot 1, Block 2, 2075-34-2-46-001
Tract A, 2075-34-2-46-004

9300 East Mineral Avenue, Centennial, Colorado

Exhibit A-1